NEUBERGER BERMAN EQUITY FUNDS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

         The Series of Neuberger Equity Funds currently subject to this Agreement are as follows:

                                                          Date Made A Party
                                                          -----------------
         Series                                           To Agreement
         ------                                           ------------

Neuberger Berman Focus Fund                               August 2, 1993
Neuberger Berman Genesis Fund                             August 2, 1993
Neuberger Berman Guardian Fund                            August 2, 1993
Neuberger Berman International Fund                       November 1, 1995
Neuberger Berman Manhattan Fund                           August 2, 1993
Neuberger Berman Partners Fund                            August 2, 1993
Neuberger Berman Socially Responsive Fund                 March 16, 1994
Neuberger Berman Millennium  Fund                         October 19, 1998
Neuberger Berman Regency Fund                             April 30, 1999